Exhibit 99.2

PRESS RELEASE	Corporate Headquarters
11150 Santa Monica Boulevard
Suite 1600
Los Angeles, CA 90025
www.cbre.com

FOR IMMEDIATE RELEASE

For further information:

Gil Borok	Nick Kormeluk	Steve Iaco
Chief Financial Officer	Investor Relations	Corporate Communications
310.405.8909	949.809.4308	212.984.6535

CBRE GROUP, INC. ANNOUNCES

NEW SENIOR SECURED CREDIT FACILITIES PROPOSAL

Los Angeles, CA—March 4, 2013—CBRE Group, Inc. (NYSE:CBG) today announced that it is in discussions with its lenders about the potential to refinance the term loan debt outstanding under its credit agreement and to amend its credit agreement. The Company expects that, after such refinancing, it would have approximately $715 million of term loans outstanding under its amended credit agreement. In connection with the refinancing and the amendment, the Company is targeting secured revolving credit facilities in an aggregate principal amount of approximately $1.0 billion.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the new senior secured credit facilities proposal. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in CBRE Group, Inc.’s filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, CBRE Group, Inc. expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If CBRE Group, Inc. does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to CBRE Group Inc.’s business in general, please refer to its SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.